                                                                          Part I
                                                                      Exhibit 11

                               HARSCO CORPORATION
            COMPUTATION OF FULLY DILUTED NET INCOME PER COMMON SHARE
                     (dollars in thousands except per share)
                           ---------------------------

                                            3 MONTHS ENDED JUNE 30          6 MONTHS ENDED JUNE 30
                                        ---------------------------      ----------------------------
                                           1997             1996             1997             1996
                                       -----------      -----------      -----------      -----------
Net income                             $    36,414      $    29,260      $    66,512      $    60,370
                                       ===========      ===========      ===========      ===========

Average shares of common stock
     outstanding used to compute
     earnings per common share          49,075,050       50,063,276       49,285,662       50,117,666

Additional common shares to be
     issued assuming exercise of
     stock options, net of shares
     assumed reacquired                    403,335          418,120          435,992          451,106
                                       -----------      -----------      -----------      -----------

Shares used to compute dilutive
     effect of stock options            49,478,385       50,481,396       49,721,654       50,568,772
                                       ===========      ===========      ===========      ===========

Fully diluted net income per
     common share                      $      0.74      $      0.58      $      1.34      $      1.19
                                       ===========      ===========      ===========      ===========

Net income per common share            $      0.74      $      0.58      $      1.35      $      1.20
                                       ===========      ===========      ===========      ===========